UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Cousteau Place, Suite 105, Davis, CA		95618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (530) 756-7077

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ CAPITAL MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On September 5, 2019, Arcadia Biosciences, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to the offering and sale of 1,318,828 shares of Company common stock (the “Common Stock”) at a purchase price of $7.52 per share (the “Offering”). Concurrently with the Offering, and pursuant to the Purchase Agreement, the Company also commenced a private placement whereby it agreed to issue and sell warrants (the “Warrants”) exercisable for an aggregate of 659,414 shares of Common Stock (the “Warrant Shares”), which represents 50% of the shares of Common Stock sold in the Offering, for a purchase price of $0.125 per underlying Warrant Share and with an exercise price of $7.52 per Warrant Share (the “Private Placement”). Subject to certain ownership limitations, the Warrants are exercisable upon issuance. The Warrants will expire on the 5.5 year anniversary of the date of issuance. The Warrants and the Warrants Shares have not been registered with the Securities and Exchange Commission.

The Offering and Private Placement are expected to close on or about September 10, 2019, subject to customary closing conditions.

The 1,318,828 shares of Common Stock sold in the Offering (but not the Warrants or the Warrant Shares) were offered and sold pursuant to a prospectus, dated June 8, 2018, and a prospectus supplement dated September 5, 2019, in connection with a takedown from the Company’s shelf registration statement (“Registration Statement”) on Form S-3 (File No. 333-224893).

The issuance and sale of the Warrants pursuant to the Purchase Agreement and the issuance and sale of the Warrant Shares upon exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Engagement Letter

The Company also entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), dated September 5, 2019 (the “Engagement Letter”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the shares of Common Stock and Warrants. The Company has agreed to pay Wainwright an aggregate fee equal to 6.0% of the gross proceeds received by the Company from the sale of the securities in the Offering and Warrants in the Private Placement. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright, or its designees, warrants to purchase up to 5% of the aggregate number of shares sold in the Offering (65,942 shares) (each a “Placement Agent Warrant”). The Company also agreed to pay Wainwright $25,000 for non-accountable expenses, a management fee equal to 1% of the gross proceeds raised in the Offering, up to $35,000 for legal fees and other out-of-pocket expenses and $10,000 for clearing expenses. The Engagement Letter has indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants have substantially the same terms as the investor Warrants, except that the exercise price of the Placement Agent Warrants is $9.4781 per share and the term of the Placement Agent Warrants is five years. The Placement Agent Warrants, and the shares issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Purchase Agreement, the Warrants, the Engagement Letter and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of Warrant, the Engagement Letter and the Form of Placement Agent Warrant which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares issuable thereunder are incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation

10.1	Form of Securities Purchase Agreement dated as of September 5, 2019, between Arcadia Biosciences, Inc. and each purchaser named in the signature pages thereto

23.1	Consent of Weintraub Tobin Chediak Coleman Grodin Law Corporation (contained in Exhibit 5.1)

99.1	Engagement Letter dated September 5, 2019, by and between the Company and H.C. Wainwright & Co., LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.
Date: September 9, 2019
	By:	/s/ Pamela Haley
	Name:	Pamela Haley
	Title:	Chief Financial Officer